UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TIPTREE INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland			38-3754322
(State or Other Jurisdiction of incorporation or organization)			(I.R.S. Employer Identification No.)

299 Park Avenue	13th Floor	New York, NY	10171
(Address of Principal Executive Offices)			(Zip Code)

Tiptree Inc. 2017 Omnibus Incentive Plan* (Full Title of the Plan) *See explanatory notes below
Neil C. Rifkind, Esq.
Vice President, General Counsel and Secretary
Tiptree Inc.
299 Park Avenue, 13th Floor, New York, NY 10171
(212) 446-1400
(Name, Address and Telephone Number of Agent for Service)

Please send copies of all communications to:
Michael R. Littenberg, Esq. William J. Michener, Esq. Ropes & Gray LLP 1211 Avenue of the Americas New York, New York 10036 (212) 596-9000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐                              Accelerated filer ☒
Non-accelerated filer ☐                              Smaller reporting company ☐
                Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTES
On June 19, 2017, Tiptree Inc. (the "Company" or "Registrant") registered 6,100,000 shares of its common stock, par value $0.001 per share ("Common Stock"), to be offered or sold to participants under the Tiptree Inc. 2017 Omnibus Incentive Plan (the "2017 Plan") pursuant to its Registration Statement on Form S-8 (File No. 333-218827) (the “Prior Registration Statement”). Pursuant to General Instruction E on Form S-8, the contents of the Prior Registration Statement are incorporated by reference herein to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein.
On April 5, 2022, the Company’s Board of Directors approved, subject to stockholder approval, an amendment to the 2017 Plan (the “Amendment”) to increase the number of shares of the Company’s Common Stock available for awards thereunder by an additional 4,000,000 shares. On June 7, 2022, the Company’s stockholders approved the Amendment. This Registration Statement on Form S-8 is being filed in order to register the 4,000,000 additional shares of Common Stock, which may be offered or sold to participants under the 2017 Plan as a result of the Amendment.

Item 8.     Exhibits.
The following is a complete list of exhibits filed as a part of this Registration Statement:

Exhibit No.	Document
4.1
Fifth Articles of Amendment and Restatement of the Registrant, effective June 6, 2018 (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33549), filed on June 7, 2018 and herein incorporated by reference).

4.2
Fourth Amended and Restated Bylaws of the Registrant (previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-33549), filed on January 4, 2017 and herein incorporated by reference).

3.3
Articles Supplementary of the Registrant, dated December 29, 2014 (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33549), filed on December 29, 2014 and herein incorporated by reference).

4.1	Form of Certificate of Common Stock (previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-A/A (File No. 001-33549), filed on June 7, 2018 and herein incorporated by reference.
5.1*	Opinion of Venable LLP.
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Venable LLP (included in Exhibit 5).
24.1*	Powers of Attorney (included as part of the signature page of the Registration Statement)
99.1	Tiptree Inc. 2017 Omnibus Incentive Plan (previously filed as Exhibit 10.1 of the Registrant’s Form S-8 Registration Statement filed on June 19, 2017) and herein incorporated by reference.
99.2	Amendment to Tiptree Inc. 2017 Omnibus Incentive Plan (incorporated by reference to Annex A to the Company’s definitive proxy statement on Schedule 14A filed on April 22, 2022).
107*	Filing Fee Table.
* Filed herewith

1

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 8th day of August, 2022.

Tiptree Inc. (the Registrant)
By:	/s/ Jonathan Ilany
Jonathan Ilany
Chief Executive Officer
POWER OF ATTORNEY
The Registrant and each person whose signature appears below hereby appoint Jonathan Ilany, Sandra Bell and Neil C. Rifkind, and each of them, as their attorneys-in-fact, with full power of substitution, to execute in their names and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact acting on the premise shall from time to time deem appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated, on the 8th day of August, 2022.

Signature	Title	Date

/s/ Michael G. Barnes Michael G. Barnes	Executive Chairman and Director	August 8, 2022

/s/ Jonathan Ilany Jonathan Ilany	Chief Executive Officer and Director (Principal Executive Officer)	August 8, 2022

/s/ Randy Maultsby Randy Maultsby	President and Director	August 8, 2022

/s/ Sandra Bell Sandra Bell	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 8, 2022

/s/ Paul M. Friedman Paul M. Friedman	Director	August 8, 2022

/s/ Lesley Goldwasser Lesley Goldwasser	Director	August 8, 2022

/s/ Bradley E. Smith Bradley E. Smith	Director	August 8, 2022

/s/ Dominique Mielle Dominique Mielle	Director	August 8, 2022